Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR THE YEAR ENDED JUNE 30, 2017

On July 7, 2017, Cesca Therapeutics, Inc. (“Cesca”), through its subsidiary ThermoGenesis Corp. (“ThermoGenesis”), entered into an Asset Acquisition Agreement (the “Asset Acquisition Agreement”) with SynGen, Inc. (“SynGen”), and pursuant to the terms of the Asset Acquisition Agreement, ThermoGenesis acquired on July 7, 2017 substantially all of SynGen’s operating assets, including its proprietary cell processing platform technology (the “Transaction”). The business acquired in the Transaction excludes certain assets and liabilities of SynGen that ThermoGenesis did not acquire under the Asset Acquisition Agreement including cash and cash equivalents, accounts receivable, certain prepaid expenses and other current assets, other assets, accounts payable and other accrued liabilities as described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The consideration for the Transaction consisted of $1.0 million in cash and ThermoGenesis’ issuance at closing to SynGen of an aggregate of 2,000,000 shares of its common stock (resulting in 20% ownership of outstanding ThermoGenesis shares). Immediately prior to the Transaction, ThermoGenesis was wholly owned by Cesca, and Cesca contributed the assets, business, and current liabilities of its blood and bone-marrow processing device business to ThermoGenesis immediately prior to the Transaction and will operate such business (together with the acquired assets) through the ThermoGenesis subsidiary following the Transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017, combines the historical balance sheets of Cesca and SynGen, giving effect to the Transaction as if it had occurred on June 30, 2017. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2017, combine the historical statements of operations of Cesca and SynGen, giving effect to the Transaction as if it had occurred on July 1, 2016. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

●

separate audited historical financial statements of Cesca for the year ended June 30, 2017, and the related notes included in Cesca’s Annual Report on Form 10-K for the year ended June 30, 2017, filed on September 21, 2017;

●	separate audited historical financial statements of SynGen as of and for the years ended December 31, 2016 and 2015, and the related notes, which are included within this Form 8-K/A; and
●	separate unaudited historical condensed financial statements of SynGen as of and for the six months ended June 30, 2017, and the related notes, which are included within this Form 8-K/A.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Pursuant to the acquisition method of accounting, the purchase price, calculated as described in Note 4 to the unaudited pro forma condensed combined financial information and the assets acquired and liabilities assumed are based on their respective estimated preliminary fair values. The excess purchase consideration over the fair values was recorded as goodwill. Fair values and goodwill attributable to the Transaction are being analyzed and final values could differ from the estimated preliminary fair values. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transaction, the costs to integrate the operations of Cesca and SynGen, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

YEAR ENDED JUNE 30, 2017

	Cesca Historical	SynGen Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,623,000	$189,000	$(189,000)	(a)	$2,623,000
			(1,000,000)	(b)
Accounts receivable, net	3,701,000	132,000	(132,000)	(c)	3,701,000
Inventories, net of reserves	3,617,000	641,000	--		4,258,000
Prepaid expenses and other current assets	237,000	86,000	(86,000)	(d)	237,000
Total current assets	11,178,000	1,048,000	(1,407,000)		10,819,000

Equipment at cost less accumulated depreciation	2,330,000	639,000	(149,000)	(e)	2,820,000
Goodwill	13,195,000	--	2,383,000	(f)	15,578,000
Intangible assets, net	20,165,000	421,000	--		20,586,000
Other assets	64,000	65,000	--		129,000
Total assets	$46,932,000	$2,173,000	$827,000		$49,932,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,601,000	$229,000	(229,000)	(g)	$1,601,000
Accrued payroll and related expenses	385,000	142,000	(142,000)	(h)	385,000
Deferred revenue	597,000	185,000	(185,000)	(i)	597,000
Related party payable	606,000	75,000	(75,000)	(j)	606,000
Other current liabilities	1,331,000	1,934,000	(1,934,000)	(k)	1,331,000
Total current liabilities	4,520,000	2,565,000	(2,565,000)		4,520,000

Long term debt-related party	3,500,000	--	--		3,500,000
Derivative obligations	730,000	--	--		730,000
Convertible debentures, net	--	20,723,000	(20,723,000)	(l)	--
Noncurrent deferred tax liability	6,968,000	--	--		6,968,000
Other noncurrent liabilities	377,000	8,807,000	(8,807,000)	(m)	377,000
Total liabilities	16,095,000	32,095,000	(32,095,000)		16,095,000

Stockholders’ equity:
Common stock	10,000	--	--		10,000
Paid in capital in excess of par	216,222,000	2,838,000	(2,838,000)	(n)	216,222,000
Non-controlling interest	--	--	3,000,000	(o)	3,000,000
Accumulated deficit	(185,357,000)	(32,760,000)	32,760,000	(p)	(185,357,000)
Accumulated other comprehensive loss	(38,000)	--	--		(38,000)
Total stockholders’ equity	30,837,000	(29,922,000)	32,922,000		33,837,000
Total liabilities and stockholders’ equity	$46,932,000	$2,173,000	$827,000		$49,932,000

See accompanying notes.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 30, 2017

	Cesca Historical	SynGen Historical	Pro Forma Adjustments		Pro Forma Combined

Net revenues	$14,525,000	$1,067,000	$--		$15,592,000
Cost of revenues	8,686,000	899,000	184,000	(q)	9,769,000
Gross profit	5,839,000	168,000	(184,000)		5,823,000

Expenses:
Sales and marketing	1,531,000	341,000	--		1,872,000
Research and development	2,497,000	1,892,000	(184,000)	(q)	4,205,000
General and administrative	11,051,000	2,988,000	(47,000)	(r)	13,992,000
Total operating expenses	15,079,000	5,221,000	(231,000)		20,069,000

Loss from operations	(9,240,000)	(5,053,000)	47,000		(14,246,000)

Interest and other income (expense), net	(20,528,000)	(2,057,000)	2,009,000	(s)	(20,576,000)

Net loss before taxes	$(29,768,000)	$(7,110,000)	$2,056,000		$(34,822,000)

Income tax benefit	673,000	--	--		673,000

Net loss	$(29,095,000)	$(7,110,000)	$2,056,000		$(34,149,000)

Non-controlling interest in loss of subsidiary	--	--	(1,071,000)	(t)	(1,071,000)

Net loss attributable to the company	$(29,095,000)	$(7,110,000)	$3,127,000		$(33,078,000)

Per share data:
Basic and diluted net loss per common share	$(3.27)				$(3.71)

Weighted average common shares outstanding – basic and diluted	8,904,508				8,904,508

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF TRANSACTION

On July 7, 2017, Cesca Therapeutics Inc. (“Cesca”), through its subsidiary ThermoGenesis Corp. (“ThermoGenesis”), entered into and completed an Asset Acquisition Agreement with SynGen Inc. (“SynGen”) under which ThermoGenesis acquired substantially all of SynGen’s operating assets, including SynGen’s proprietary cell processing platform technology (the “Transaction”).

The acquisition consideration for the Transaction consisted of $1.0 million in cash and ThermoGenesis’ issuance at closing to SynGen of an aggregate of 2,000,000 shares of its common stock (resulting in 20% ownership). ThermoGenesis was a wholly owned subsidiary of Cesca immediately prior to the Transaction, and Cesca contributed the assets, business, and current liabilities of its blood and bone-marrow processing device business to ThermoGenesis immediately prior to the Transaction and will operate such business (together with the acquired assets) through the ThermoGenesis subsidiary following the Transaction.

NOTE 2 - BASIS OF PRESENTATION

The acquisition of SynGen was accounted for in accordance with the acquisition method of accounting for business combinations with Cesca as the accounting acquirer. The unaudited pro forma condensed combined financial statements were based on the historical financial statements of Cesca and SynGen after giving effect to the cash payment and the stock issued by ThermoGenesis to consummate the acquisition, as well as certain reclassifications, pro forma adjustments and adjustments to remove certain excluded assets and liabilities of SynGen which Cesca did not acquire under the Asset Acquisition Agreement. SynGen’s historical statements represent the unaudited financial statements for the six month period ended December 31, 2016 and the six month period ended June 30, 2017. In accordance with the acquisition method of accounting for business combinations, the assets acquired were recorded as of the completion of the Transaction, at their respective estimated preliminary fair values, and added to those of Cesca. The excess purchase consideration over the fair values of assets acquired was recorded as goodwill.

The accounting standards define the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurements date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, Cesca may be required to value assets at fair value measures that do not reflect Cesca’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of operating synergies expected to result from the acquisition.

The unaudited pro forma condensed combined balance sheet is presented as if the Transaction had occurred on June 30, 2017. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2017 is presented as if the Transaction had occurred on July 1, 2016.

NOTE 3 - ACCOUNTING POLICIES

Upon review of SynGen’s accounting policies, Cesca is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. However, certain allocations and reclassifications were made to SynGen’s balances to conform to Cesca’s financial statement presentation, as described in the accompanying notes. In addition, adjustments to remove certain excluded assets and liabilities of SynGen which Cesca did not acquire under the Asset Acquisition Agreement were made to the unaudited pro forma condensed combined financial statements, as described in the accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - CONSIDERATION TRANSFERRED

The following is the consideration transferred to effect the acquisition of SynGen’s assets in the Transaction:

Cash payment	$1,000,000
Preliminary fair value of 2,000,000 shares of ThermoGenesis common stock (a)	3,000,000
Total purchase consideration	$4,000,000

(a)

The preliminary fair value of the ThermoGenesis stock issued to SynGen in the Transaction was determined using the estimated value of $3,000,000 as noted in the Asset Acquisition Agreement. The preliminary fair values attributable to the Transaction are in the process of being analyzed and final values could differ from the estimated preliminary fair values

NOTE 5 - ALLOCATION OF ACQUISITION CONSIDERATION TO ASSETS ACQUIRED AND LIABILITIES ASSUMED

The following is the summary of the preliminary fair value of the assets acquired and the liabilities assumed by Cesca in the Transaction, reconciled to the consideration transferred.

The preliminary purchase price allocation has been used to prepare the pro forma adjustments in the pro forma balance sheet and income statement.  The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations.  The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.  The final allocation may include (1) changes in fair values of property, plant and equipment and inventory, (2) changes in allocations to identifiable intangible assets such trade names, patents and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

Fair Value
Inventory	$641,000
Property and equipment	490,000
Identifiable intangible assets	421,000
Other assets	65,000
Net assets acquired	1,617,000
Goodwill	2,383,000
Total purchase consideration	$4,000,000

The estimated useful lives and fair values of the property and equipment acquired are as follows:

	Estimated Useful Life (in Years)	Fair Value
Furniture and fixtures	7	$5,000
Computer equipment and software	3	4,000
Machinery and equipment	7	481,000
Total property and equipment		490,000

Inventory		641,000
Identifiable intangible assets	up to 17	421,000
Other assets		65,000
Total assets acquired		$1,617,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - ALLOCATION OF ACQUISITION CONSIDERATION TO ASSETS ACQUIRED AND LIABILITIES ASSUMED (CONTINUED)

Determination of the actual intangible assets acquired and their applicable useful life of acquired intangible assets is in process and the final value could materially change from the preliminary value estimated. The identifiable intangible assets are preliminarily estimated to consist of patents and have an estimated remaining life of up to 17 years.

Goodwill is calculated as the difference between the fair value of consideration transferred and the fair values of assets acquired and liabilities assumed. Goodwill is not amortized but will be reviewed for impairment on an annual basis or sooner if indicators of impairment arise.

NOTE 6 - PRO FORMA ADJUSTMENTS

This note should be read in conjunction with Notes 1 through 5 above. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	To eliminate cash and cash equivalents of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(b)	To record the $1,000,000 cash payment made by ThermoGenesis to SynGen to close the Asset Acquisition Agreement.

(c)	To eliminate accounts receivable of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(d)	To eliminate prepaid expenses and other current assets of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(e)	To eliminate certain property and equipment of SynGen that ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(f)	To record goodwill as a result of the Transaction.

(g)	To eliminate accounts payable of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(h)	To eliminate accrued payroll and related expenses of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(i)	To eliminate deferred revenue of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(j)	To eliminate related party payable of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(k)	To eliminate other current liabilities of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(l)	To eliminate convertible debentures of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - PRO FORMA ADJUSTMENTS (CONTINUED)

(m)	To eliminate other noncurrent liabilities of SynGen which ThermoGenesis did not acquire under the Asset Acquisition Agreement.

(n)	To eliminate SynGen’s additional paid-in capital.

(o)	To record the preliminary value of the ThermoGenesis stock issued to SynGen as a non-controlling interest in Cesca.

(p)	To eliminate SynGen’s accumulated deficit.

(q)	To reclassify SynGen’s machinery and equipment depreciation from research and development to cost of revenues. Cesca records all depreciation relating to manufacturing equipment in cost of revenues.

(r)	To eliminate $47,000 for debt issuance costs recorded by SynGen in general and administrative expenses.

(s)	To eliminate net expenses for SynGen related to interest and other income/expense that were not included in the Asset Acquisition Agreement, as noted below:

Gain on warrant transaction	$(373,000)
Warrant discount – BCC	528,000
Warrant discount – Solar Capital	12,000
Interest expense – BCC	1,783,000
Interest expense – Solar Capital	53,000
Interest expense – Related Party	6,000
Net adjustment to interest and other income/(expense), net	$2,009,000

(t)	To record the non-controlling interest in the loss of Cesca represented by SynGen’s 20% ownership in ThermoGenesis:

Cesca’s device division net loss for the fiscal year ended June 30, 2017	$(300,000)
SynGen’s net loss for the fiscal year ended June 30, 2017	(7,110,000)
Pro forma adjustments	2,056,000
Net loss of Cesca's device division after proforma adjustments	$(5,354,000)

SynGen’s ownership (net non-controlling interest of 20%)	$(1,071,000)